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Exhibit 13.2

STATEMENT OF PRINCIPAL FINANCIAL OFFICER OF
ARCADIS NV
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the annual report of ARCADIS NV (the "Company") on Form 20-F for the period ended December 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), I, Henk W.M.W. ten Cate, Corporate Director of Finance of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

  1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 4, 2004	By:	/s/ HENK W.M.W. TEN CATE Henk W.M.W. ten Cate Corporate Director of Finance (Principal Financial Officer)

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STATEMENT OF PRINCIPAL FINANCIAL OFFICER OF ARCADIS NV PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO § 906 OF THE SARBANES-OXLEY ACT OF 2002